EXHIBIT 26.1


                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------
                                   AND WAIVER
                                   ----------

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT and WAIVER dated as of August 18, 2008 (the "First Amendment") by and among NAPCO SECURITY SYSTEMS, INC., a Delaware corporation (the "Borrower"), CAPITAL ONE, N.A. a national banking association, HSBC Bank USA, National Association, a national banking association, collectively, the "Lenders") and HSBC BANK, USA, National Association, a national banking association, as administrative agent and collateral agent for the Lenders hereunder (in such capacities, the "Administrative Agent" and the "Collateral Agent", respectively and each an "Agent")".

                                    RECITALS
                                    --------

     The Borrower, the Lenders, and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of August 18, 2008, (the "Credit Agreement"), pursuant to which certain financial accommodations were made available to the Borrower.

     The Borrower has requested that the Lenders and the Administrative Agent modify certain of the terms set forth in the Credit Agreement and further waive another term of the Credit Agreement for a certain period and the Lenders and the Administrative Agent are willing to modify such terms and waive such term but only upon and subject to the following terms and conditions.

     NOW THEREFORE, in consideration of the premises and mutual covenants and promises exchanged herein, the parties hereto mutually agree as follows:

     Section  1.  Definitions.   Except  as  otherwise  defined  in  this  First
Amendment, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. Amendment. Subject to the satisfaction of the conditions precedent specified in Section 4 below:

     (A) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Revolving Credit Commitment" and substituting the following therefor:

     "Revolving Credit Commitment": as to any Revolving Lender at any time, its obligation to make Revolving Credit Loans, issue or participate in Letters of Credit issued for the account of the Borrower and/or make or participate in Swing Line Loans to the Borrower in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name in
     Schedule I hereto under the heading "Revolving Credit Commitment," as such amount may be reduced from time to time pursuant to subsection 2.4 and the other applicable provisions hereof.

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     (B) Schedule I referenced in the definition of Revolving Credit  Commitment is hereby amended by deleting same and substituting Schedule I-1 attached hereto for same.

     (C) Section 6.3 of the Credit Agreement is hereby amended by deleting same and substituting the following therefor:

          "6.3 Post Closing Obligations. By January 15, 2009 (or September 18, 2008 in the case of subsection (h) hereof) the Borrower will deliver to the Administrative Agent the following in form and content reasonably satisfactory to the Administrative Agent and the Required Lenders in each case, at the Borrower's sole cost and expense:

          (a)  An environment  report (Phase II) on the Borrower's real property
               located  at  333  Bayview  Avenue,   Amityville,  New  York  (the
               "Mortgaged Property');

          (b) A mortgage and security agreement on the Administrative Agent's standard form or other form acceptable to the Administrative Agent and its counsel, (the "Mortgage") encumbering the land and improvements upon the Mortgaged Property securing the $5,000,000 in principal amount of the obligations under this Agreement together with Hazardous Material Guaranty and Indemnification Agreement on the standard form of the Administrative Agent or on a form acceptable to the Administrative Agent and its counsel from the Borrower and its Domestic Subsidiaries with respect to the real property encumbered by such Mortgage;

          (c)  An updated  survey of the  Mortgage  Property  guaranteed  to the
               Administrative Agent together with certificates of occupancy/completion for all improvements requiring same and satisfactory violation, flood, lien and judgment searches;

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          (d)  Title   insurance    (including   such    endorsements   as   the
               Administrative Agent shall require) insuring the Mortgage as a first mortgage lien upon the Mortgaged Property subject only to those exceptions permitted by the Administrative Agent and its counsel;

          (e) Paid certificates of insurance evidencing hazard, business interruption, explosion, flood (if necessary) and general liability coverage in such amounts and on such forms as shall be satisfactory to the Administrative Agent and its counsel;

          (f) Evidence that all fees, taxes, premiums and amounts owed in connection with the recording of the Mortgage and the issuance of the Title Insurance Policy, including the Administrative Agent's fees and expenses, have been paid in full;

          (g) Supplements to the Loan Documents perfecting the Collateral Agent's liens in the Mark's patents and trademarks, if any;

          (h) A pledge security agreement on the Agent's standard form granting a security interest in the shares of Napco Group Europe Limited (48,750) shares), Alarm Lock systems, Inc. (100 shares) and Napco Americas (65 shares) (the "Pledged Stock") together with legal opinions from counsel relating to the effectiveness of such security interests in such stock satisfactory to the Administrative Agent and the Required Lenders and undated stock powers or similar instruments duly executed by each pledgor for such pledged shares.

     Section 3. Waiver. Non-compliance by the Borrower with the covenant contained in Section 8.1 (a) (i) of the Credit Agreement requiring the ratio of Consolidated Funded Debt to consolidated EBITDA to be no greater than 3.5 to 1.0 to the extent of non-compliance for the period ended 12/30/08 solely to the extent such ratio was 5.17 to 1.0 instead of the required ratio.

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     Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 hereof and the waiver set forth in Section 3 hereof shall become effective, on the date of this First Amendment, upon the execution and delivery of this First Amendment by the Borrower, the Administrative Agent and each of the Lenders and the satisfaction of the following conditions:

     (A) Certified Copies and Other Documents. The Administrative Agent shall have received certificates of an officer of the Borrower dated the date of this First Amendment certifying (y) no changes in the certificate of incorporation or by-laws from the date of the Agreement or attaching copies of any amendments,
(z) the incumbency and specimen signatures of the officers of the Borrower executing any documents delivered to the Administrative Agent or a Lender by the Borrower in connection herewith.

     (B) Approval of the Administrative Agent and Agent's Counsel. All other documents and legal matters in connection with the transactions contemplated by this First Amendment shall be satisfactory in form and substance to the Administrative Agent and its counsel.

     Section 5. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and complete on the date of this First Amendment and as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

     Section 6. Borrower's Acknowledgments. The Borrower acknowledges and agrees that the Borrower has no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of the Borrower's obligations thereunder or if the Borrower did have any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of execution and delivery of this Second Amendment.

     Section 7. Acknowledgement of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this First Amendment and agree that this First Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Loan Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of the Guarantors' obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of execution and delivery of this First Amendment.

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     Section 8. Continuing  Effect;  No Further Waiver.  Except as expressly set forth in this First Amendment, all of the terms and provisions of the Loan Documents are ratified and confirmed, and are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions. The Waiver provided for herein is limited as specified herein and shall not constitute any other waiver of the Loan Documents. The Borrower acknowledges and agrees that nothing in this Waiver shall constitute an indication of the Lenders' willingness to consent to any other amendment or waiver of any other provision of the Credit Agreement or a waiver of any Default or Event of Default not referenced in this Waiver or for any other time period.

     Section 9. Governing Law; Execution in Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this First Amendment by signing any such counterpart. This First Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to New York conflicts of laws principles).

     Section 10. Expenses, etc. The Borrower agrees to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Certilman, Balin, Adler & Hyman, LLP in connection with the negotiation, preparation, execution and delivery of this Second Amendment and the transactions contemplated hereby.

     Section 11. Effective Date. This First Amendment is dated for convenience as of November 14, 2008 and shall be effective as of such date, on the delivery of an executed counterpart to the Borrower upon satisfaction of the conditions precedent contained in Section 4 hereof.

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     IN WITNESS WHEREOF,  the parties hereto have caused this First Amendment to
Credit Agreement to be duly executed and delivered by their duly authorized officers, all as of the day and year first above written.

                                         Borrower:
                                         ---------

                                         NAPCO SECURITY SYSTEMS, INC.

                                         By:/s/KEVIN S. BUCHEL
                                            --------------------------------
                                                  Kevin S. Buchel
                                                  Senior Vice President of
                                                  Operations and Finance

                                         Guarantors:
                                         -----------

                                         ALARM LOCK SYSTEMS, INC.

                                         By:/s/KEVIN S. BUCHEL
                                            --------------------------------
                                         Name: Kevin S. Buchel
                                         Title: Senior Vice President

                                         CONTINENTAL INSTRUMENTS, LLC

                                         By: /s/KEVIN S. BUCHEL
                                            --------------------------------
                                         Name: Kevin S. Buchel
                                         Title: Manager

                                         Lenders:
                                         --------

                                         CAPITAL ONE, N.A.

                                         By:/s/LUCILLE MCARDLE
                                         Name: Lucille McArdle
                                         Title: Vice President


                                         HSBC BANK USA, NATIONAL ASSOCIATION,
                                         as Administrative Agent and as a Lender

                                         By:/s/GARY SARRO
                                            --------------------------------
                                         Name:Gary Sarro
                                         Title: First Vice President

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                                   SCHEDULE I
                                   ----------
                  To the Amended and Restated Credit Agreement


                                   COMMITMENTS
                                   -----------

Revolving Credit Commitment
---------------------------
--------------------------------------------------------------------------------
Revolving Lender                                Revolving Credit Commitment
--------------------------------------------------------------------------------
HSBC BANK USA, NATIONAL ASSOCIATION             $12,000,000
--------------------------------------------------------------------------------
CAPITAL ONE, N.A.                               $ 8,000,000
--------------------------------------------------------------------------------

     Total                                      $20,000,000
--------------------------------------------------------------------------------

Term Commitment
---------------
--------------------------------------------------------------------------------
      Term Lender                               Term Commitment
--------------------------------------------------------------------------------
HSBC BANK USA, NATIONAL ASSOCIATION             $15,000,000
--------------------------------------------------------------------------------
CAPITAL ONE, N.A.                               $10,000,000
--------------------------------------------------------------------------------
     Total                                      $25,000,000
--------------------------------------------------------------------------------

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